Exhibit 99.2

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter Ended
	March 31, 2007	March 31, 2006
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$209	$214
Real Estate	39	61
Manufacturing	115	134
Other	6	5

Total Revenues	369	414

Costs and Expenses:
Cost of Goods Sold:
Timber	134	121
Real Estate	17	16
Manufacturing	113	123
Other	1	1

Total Cost of Goods Sold	265	261

Selling, General and Administrative	29	28

Total Costs and Expenses	294	289

Other Operating Income (Expense), net	2	2

Operating Income	77	127

Interest Expense, net	36	31

Income before Income Taxes	41	96

Provision (Benefit) for Income Taxes	(4)	4

Income From Continuing Operations	45	92

Cumulative Effect of Accounting Change, net of tax	—	2

Net Income	$45	$94

Income From Continuing Operations per Share
- Basic	$0.26	$0.50
- Diluted	$0.25	$0.50

Net Income per Share
- Basic	$0.26	$0.51
- Diluted	$0.25	$0.51

Weighted Average Number of Shares Outstanding
- Basic	177.1	184.2
- Diluted	177.5	184.7

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2007	December 31, 2006
	(In Millions, Except Per Share Amounts)
ASSETS
Current Assets:
Cash and Cash Equivalents	$210	$273
Restricted Advance from Customer	—	4
Accounts Receivable	44	40
Like-Kind Exchange Funds Held in Escrow	10	—
Inventories	86	83
Deferred Tax Asset	7	7
Real Estate Development Properties	5	3
Assets Held for Sale	84	82
Other Current Assets	20	21

	466	513

Timber and Timberlands - Net	3,850	3,876
Property, Plant and Equipment - Net	210	216
Investment in Grantor Trusts	25	28
Other Assets	29	28

Total Assets	$4,580	$4,661

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$100	$125
Accounts Payable	36	42
Interest Payable	40	30
Wages Payable	12	27
Taxes Payable	16	24
Deferred Revenue	8	17
Other Current Liabilities	15	16

	227	281

Long-Term Debt	1,570	1,617
Lines of Credit	653	581
Deferred Tax Liability	22	25
Other Liabilities	64	68

Total Liabilities	2,536	2,572

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Preferred Stock, $0.01 par value, authorized shares - 75.0, outstanding - none	—	—
Common Stock, $0.01 par value, authorized shares - 300.6, outstanding (net of Treasury Stock) - 176.8 at March 31, 2007, and 177.1 at December 31, 2006	2	2
Additional Paid-In Capital	2,197	2,190
Retained Earnings	184	214
Treasury Stock, at cost, Common Shares - 10.1 at March 31, 2007, and 9.5 at December 31, 2006	(329)	(307)
Accumulated Other Comprehensive Income (Loss)	(10)	(10)

Total Stockholders’ Equity	2,044	2,089

Total Liabilities and Stockholders’ Equity	$4,580	$4,661

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Quarter Ended
	March 31, 2007	March 31, 2006
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$45	$94
Adjustments to Reconcile Net Income to
Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	33	31
Basis of Real Estate Sold	9	10
Deferred Income Taxes	(3)	1
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	(10)	29
Other Working Capital Changes	(31)	(20)
Expenditures for Real Estate Development	(2)	—
Other	(3)	(5)

Net Cash Provided By Operating Activities	38	140

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(11)	(17)
Other	2	—

Net Cash Used In Investing Activities	(9)	(17)

Cash Flows From Financing Activities:
Dividends	(75)	(74)
Borrowings on Line of Credit	649	663
Repayments on Line of Credit	(577)	(663)
Principal Payments and Retirement of Long-Term Debt	(72)	—
Proceeds from Stock Option Exercises	5	2
Acquisition of Treasury Stock	(22)	—
Other	—	(1)

Net Cash Used In Financing Activities	(92)	(73)

Increase (Decrease) In Cash and Cash Equivalents	(63)	50
Cash and Cash Equivalents:
Beginning of Period	273	369

End of Period	$210	$419

Plum Creek Timber Company, Inc.

Segment Data

(Unaudited)

	First Quarter 2007	First Quarter 2006
	(In Millions)
Revenues:
Northern Resources	$99	$115
Southern Resources	127	122
Real Estate	39	61
Manufacturing	115	134
Other	6	5
Eliminations	(17)	(23)

Total Revenues	$369	$414

Operating Costs, Expenses and Other:
Northern Resources	$80	$80
Southern Resources	81	72
Real Estate	18	17
Manufacturing	116	126
Other	1	—
Other Costs and Eliminations	(4)	(8)

Total Costs, Expenses and Other	$292	$287

Operating Income (Loss)
Northern Resources	$19	$35
Southern Resources	46	50
Real Estate	21	44
Manufacturing	(1)	8
Other	5	5
Other Costs and Eliminations	(13)	(15)

Total Operating Income	$77	$127

Plum Creek Timber Company, Inc

Selected Operating Statistics

(Unaudited)

		2007	2006
		1st Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD
Sales Realization	Units
Southern Resources
Sawlog	$/Ton Stumpage	$32	$35	$36	$33	$33	$34
Pulpwood	$/Ton Stumpage	$9	$8	$8	$7	$8	$8

Northern Resources
Sawlog	$/Ton Delivered	$71	$77	$78	$81	$74	$77
Pulpwood	$/Ton Delivered	$37	$37	$37	$38	$37	$37

Lumber (1)	$/MBF	$390	$467	$456	$410	$385	$431
Plywood (1)	$/MSF	$398	$452	$455	$431	$407	$437
Fiberboard (1)	$/MSF	$490	$445	$480	$518	$506	$486

Sales Volume
Southern Resources
Sawlog	1,000 Tons	1,681	1,749	1,685	1,548	1,629	6,611
Pulpwood	1,000 Tons	1,954	1,642	1,651	1,917	2,319	7,529

Total Harvest		3,635	3,391	3,336	3,465	3,948	14,140

Northern Resources
Sawlog	1,000 Tons	960	1,151	877	954	1,093	4,075
Pulpwood	1,000 Tons	819	766	517	734	725	2,742

Total Harvest		1,779	1,917	1,394	1,688	1,818	6,817

Lumber	MBF	95,265	99,367	97,059	93,925	86,880	377,231
Plywood	MSF	72,582	75,769	71,269	70,109	60,845	277,992
Fiberboard	MSF	64,872	69,076	70,411	63,698	51,502	254,687

(1)	Represents prices at mill level.

Plum Creek Timber Company, Inc.

Land Sale Statistics

(Unaudited)

	2007	2006
	1st Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD
Acres Sold
Small Non-strategic	8,645	15,050	11,765	19,040	14,240	60,095
Large Non-strategic	—	—	—	—	—	—
Conservation	4,210	2,580	2,185	4,600	15,020	24,385
HBU/Recreation	3,750	3,095	7,225	7,875	4,575	22,770
Development Properties	45	1,075	645	1,970	635	4,325
Conservation Easements	n/a	n/a	n/a	n/a	n/a	n/a

	16,650	21,800	21,820	33,485	34,470	111,575

Price per Acre
Small Non-strategic	$1,445	$1,465	$1,270	$1,765	$1,730	$1,585
Large Non-strategic	—	—	—	—	—	—
Conservation	$1,740	$2,085	$1,500	$3,865	$990	$1,695
HBU/Recreation	$4,300	$5,310	$4,140	$3,775	$3,620	$4,070
Development Properties	$22,045	$8,595	$5,295	$21,950	$14,995	$15,125
Conservation Easements	—	$1,300	—	$605	—	$885

Revenue, ($ millions)
Small Non-strategic	$13	$22	$15	$33	$26	$96
Large Non-strategic	—	—	—	—	—	—
Conservation	$7	$5	$3	$18	$15	$41
HBU/Recreation	$16	$17	$30	$30	$16	$93
Development Properties	$1	$9	$4	$43	$9	$65
Conservation Easements	—	$8	—	$5	—	$13

	$37	$61	$52	$129	$66	$308

Proceeds from Joint Ventures (1)	$2	—	—	—	—	—

Basis of Real Estate Sold	$9	$10	$13	$43	$19	$85
($ millions)

(1)	Not reflected in the Land Sale Statistics (Acres Sold, Price per Acre and Revenue)